UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 9, 2022

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 9, 2022, the Board of Directors (the “Board”) of Paycom Software, Inc. (the “Company”) increased the size of the Board from seven directors to eight directors and appointed Felicia Williams to serve as a Class II director. Ms. Williams will stand for re-election at the Company’s annual meeting of stockholders in 2024. Ms. Williams has been appointed to serve on the audit committee of the Board. As compensation for her service, Ms. Williams will receive the Company’s standard compensation for non-employee directors, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2022.

Ms. Williams, 56, has over 30 years of audit and corporate financial leadership experience in various industries. Since 2004, Ms. Williams has served in senior leadership roles at Macy’s and currently serves as Senior Vice President, Finance and the Macy’s Fellow for CEO Action for Racial Equality, a business-led coalition that identifies and develops public policies and corporate engagement solutions to address systemic racism. Ms. Williams was an executive officer of Macy’s from 2016 to 2020 in the roles of Interim Chief Financial Officer from June 2020 to November 2020 and Senior Vice President, Controller and Enterprise Risk Officer from June 2016 to June 2020. She served as Senior Vice President, Finance and Risk Management from February 2011 to June 2016 and prior thereto across key corporate finance functions at Macy’s, including treasury, investor relations, risk management, financial services, financial planning and analysis, and internal audit. From 1994 to 2004, Ms. Williams served in various financial positions at the Coca-Cola Hellenic Bottling Company in Athens, Greece and the Coca-Cola Company in Atlanta, Georgia. Before joining Coca-Cola, Williams worked for Bristol-Myers Squibb and Arthur Andersen & Company. Ms. Williams currently serves on the board of directors and as chairwoman of the audit committee of Meridian Bioscience, Inc. (NASDAQ: VIVO) and on the board of directors and as the chairwoman of the audit committee of Realogy Holding Corp. (NYSE: RLGY). Additionally, Ms. Williams has served on the board of trustees of the Cincinnati Children’s Hospital for the past 14 years. Ms. Williams received her bachelor’s degree from Florida A&M University and is a Certified Public Accountant. Ms. Williams was selected to serve on the Board based on her public company leadership experience spanning audit, controller and risk management roles as well as her broad-based knowledge of the financial and operational issues affecting complex organizations.

The Company issued a press release announcing Ms. Williams’s appointment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated May 9, 2022, issued by Paycom Software, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: May 9, 2022	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer